GulfMark Offshore, Inc. to Present at the
UBS Global Oil & Gas Conference

May 23, 2006 - Houston - GulfMark Offshore, Inc. (NASDAQ:GMRK) announced today that Bruce Streeter, GulfMark Offshore, Inc.'s President and Chief Operating Officer and David Rosenwasser, GulfMark Offshore, Inc.'s Director - Business Development, will present at the UBS Global Oil & Gas Conference in Austin, Texas on Wednesday, May 24, 2006 at 12:30 p.m. Participants may listen to an audio only webcast of the presentation by going to www.ibb.ubs.com and clicking on the Conferences link in the middle of the page and follow link for webcast next to the UBS Global Oil & Gas Conference heading.

The presentation will be available on May 24th on GulfMark's web site at: www.gulfmark.com.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of sixty (60) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact: Edward A. Guthrie, Executive Vice President
(713) 963-9522